VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON JUNE 28, 1998.

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

                           AMNEX, INC.

     (Incorporated under the laws of the State of New York)

                             WARRANT

                                                   June 28, 1996

          FOR VALUE RECEIVED, AMNEX, INC., a New York corporation (the "Company"), hereby certifies that, _____________________________ (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company up to _________________________________(_________)
shares of Common Stock, par value .001 per share (the "Common Stock") of the Company at a price of $4.51 per share (the "Exercise Price") during the period commencing on June 28, 1996 (the "Commencement Date") and expiring at 5:00 P.M., New York City time, on June 28, 1998 (the "Expiration Date").

          The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as a "Warrant Stock."

          The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

          1. EXERCISE OF WARRANT. This Warrant may be exercised by its presentation and surrender to the Company at its principal office, between the Commencement Date and 5:00 P.M., New York City time, on the Expiration Date, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form. If this warrant should be exercised in part only, the Company

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shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

          2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Common Shares or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant.

          3. FRACTIONAL SHARES. The Company shall not be required to issue certificates representing fractions of Common Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

          4. EXCHANGE OR ASSIGNMENT OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

          5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

          6.   ANTI-DILUTION PROVISIONS.

               6.1  ADJUSTMENTS FOR STOCK DIVIDENDS,
COMBINATIONS, ETC. (a) In case the Company shall do any of the following (an "Event"):

                     i)  declare a dividend or other
distribution on its Common Shares payable in Common Shares of the Company;

                    ii)  subdivide the outstanding Common Shares
pursuant to a stock split or otherwise;

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                   iii)  combine the outstanding Common Shares
into a smaller number of shares pursuant to a reverse split or otherwise; or

                    iv)  reclassify or otherwise change its
Common Shares;

then the Exercise Price in effect at the time of the record date for such dividend or other distribution or of the effective date of such subdivision, combination, reclassification or other change shall be changed to a price determined by dividing (a) the product of the number of Common Shares outstanding immediately prior to such Event, multiplied by the Exercise Price in effect immediately prior to such Event by (b) the number of Common Shares outstanding immediately after such Event. Each such adjustment of the Exercise Price shall be calculated to the nearest cent. No such adjustment shall be made in an amount less than one cent ($.O1), but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. Such adjustment shall be made successively whenever any Event listed above shall occur.

               (b) Whenever the Exercise Price is adjusted as set forth in Section 6.1 (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of Warrant Stock), the number of shares of Warrant Stock specified in each Warrant which the Holder may purchase shall be adjusted, to the nearest full share, by multiplying such number of shares of Warrant Stock immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price immediately prior to such adjustment and the denominator shall be the Exercise Price immediately thereafter.

                    6.2  ADJUSTMENT FOR REORGANIZATION,
CONSOLIDATION OR MERGER. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge with or into another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, or merger, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto all subject to further adjustment as provided in Section 6.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

          7.   RESTRICTIONS ON EXERCISE.

               7.1 INVESTMENT INTENT. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation or other documentation is not necessary to comply with such Act.

               7.2 LISTING: QUALIFICATION. The Company shall not be obligated to deliver any shares of Warrant Stock until they have been listed on each securities exchange or other self-regulatory body on which the Company's Common Shares may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable, including, without limitation, compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

          8.   RESTRICTIONS ON TRANSFER.

               8.1 RESTRICTIONS GENERALLY: TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred, or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale, assignment, transfer or other disposition of such securities; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition.

               8.2 LEGEND. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

          "The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or such disposition is otherwise in compliance with an available exemption from such registration."

          9. LOST, STOLEN OR DESTROYED WARRANTS. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and either (a) provides a letter, in form satisfactory to the Company, to effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) provides an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

          10. APPLICABLE LAW. This Warrant is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                   AMNEX, INC.


                                   By:_____________________


AGREED TO:

____________________________

By: _______________________
Name Printed:
Title:

                           AMNEX, INC.

                      WARRANT EXERCISE FORM

          The undersigned hereby irrevocably elects to exercise the within Warrant dated June 28, 1996 to the extent of purchasing __________ Common Shares of AMNEX, Inc. The undersigned hereby makes a payment of $___________ in payment thereof.


                                   ___________________________
                                   Name of Holder


                                   ___________________________
                                   Signature of Holder or
                                   Authorized Representative


                                   ___________________________
                                   Signature, if jointly held


                                   ___________________________
                                   Name and Title of Authorized
                                   Representative


                                   ___________________________
                                   Address of Holder


                                   ___________________________
                                   Date









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                           AMNEX, INC.




                      WARRANT EXERCISE FORM


          FOR VALVE RECEIVED, _______________________ hereby
sells, assigns and transfers unto

Name ___________________________________________________________

(Please typewrite or print name of assignee in block letters)

Address ________________________________________________________

the right to purchase Common Shares of AMNEX, Inc. represented by this Warrant dated June 28, 1996 to the extent of _____________ shares and does hereby irrevocably constitute and appoint _________________ attorney to transfer the same on the books of the Company with full power of substitution in the premises.

                                   ____________________________
                                   Name of Holder


                                   ___________________________
                                   Signature of Holder or
                                   Authorized Representative


                                   ___________________________
                                   Signature, if jointly held


                                   ___________________________
                                   Name and Title of Authorized
                                   Representative


                                   ___________________________
                                   Address of Holder


                                   ___________________________
                                   Date




_________________________
Signature(s) guaranteed: